Exhibit 99.1

Paylocity Announces First Quarter Fiscal Year 2017 Financial Results

•                  Q1 2017 Total Revenue of $65.0 million, up 44% year-over-year

•                  Q1 2017 Recurring Revenue of $62.6 million, up 46% year-over-year

Arlington Heights, IL. — November 3, 2016 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the first quarter of fiscal year 2017, which ended September 30, 2016.

“Fiscal 2017 is off to a nice start, with first quarter total revenue growth of 44%,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “In October we saw record attendance at our 8th annual Client Conference, where we had the opportunity to interact with clients from across the country and announce several new product features. I was also pleased that Paylocity was once again named to the list of Top 100 Digital Companies in Chicago ranking number 13 on the list.”

First Quarter Fiscal 2017 Financial Highlights

Revenue:

•                  Total revenue was $65.0 million, an increase of 44% from the first quarter of fiscal year 2016.

•                  Total recurring revenue was $62.6 million, representing 96% of total revenue and an increase of 46% from the first quarter of fiscal year 2016.

Operating Income (Loss):

•                  GAAP operating loss was ($2.5) million, compared to an operating loss of ($3.4) million in the first quarter of fiscal year 2016.

•                  Non-GAAP operating income was $4.0 million, compared to non-GAAP operating income of $0.9 million in the first quarter of fiscal year 2016.

Net Income (Loss):

•                  GAAP net loss was ($2.6) million. This compares to a net loss of ($3.4) million for the first quarter of fiscal year 2016. Net loss per share was ($0.05) for the first quarter of fiscal year 2017 based on 51.2 million basic and diluted weighted average common shares outstanding. Net loss per share was ($0.07) for the first quarter of fiscal year 2016, based on 50.7 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $4.0 million. This compares to non-GAAP net income of $0.9 million for the first quarter of fiscal year 2016. Non-GAAP net income per share was $0.07 for the first quarter of fiscal year 2017, based on 54.2 million pro forma diluted weighted average common shares outstanding. Non-GAAP net income per share was $0.02 for the first quarter of fiscal year 2016, based on 53.4 million pro forma diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $8.0 million compared to Adjusted EBITDA of $3.3 million in the first quarter of fiscal year 2016.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $78.0 million at the end of the quarter.

•                  Cash flow from operations for the first quarter of fiscal year 2017 was $1.9 million compared to $3.0 million for the first quarter of fiscal year 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of November 3, 2016, Paylocity is issuing guidance for the second quarter and full fiscal year 2017 as indicated below.

Second Quarter 2017:

•                  Total revenue is expected to be in the range of $66.0 million to $67.0 million.

•                  Adjusted EBITDA is expected to be in the range of $5.0 million to $6.0 million.

•                  Non-GAAP net income is expected to be in the range of $0.5 million to $1.5 million, or $0.01 to $0.03 per share, based on approximately 54.0 million diluted weighted average common shares outstanding.

Fiscal Year 2017:

•                  Total revenue is expected to be in the range of $296.0 million to $298.0 million.

•                  Adjusted EBITDA is expected to be in the range of $37.5 million to $39.5 million.

•                  Non-GAAP net income is expected to be in the range of $20.0 million to $22.0 million, or $0.36 to $0.40 per share, based on approximately 55.0 million diluted weighted average common shares outstanding.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its first quarter fiscal year 2017 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 85066225. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products, such as ACA Enhanced, to its existing customers and new customers; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to manage its growth effectively; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry, including changes in, or the replacement of, ACA; changes in the competitive environment in Paylocity’s industry and the market in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 12, 2016.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	September 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$86,496	$77,998
Accounts receivable, net	1,681	1,757
Prepaid expenses and other	7,409	6,432

Total current assets before funds held for clients	95,586	86,187
Funds held for clients	1,239,622	770,948

Total current assets	1,335,208	857,135
Long-term prepaid expenses	845	533
Capitalized internal-use software, net	11,427	13,052
Property and equipment, net	26,787	28,681
Intangible assets, net	10,419	10,038
Goodwill	6,003	6,003

Total assets	$1,390,689	$915,442

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$1,621	$2,784
Accrued expenses	24,979	18,260

Total current liabilities before client fund obligations	26,600	21,044
Client fund obligations	1,239,622	770,948

Total current liabilities	1,266,222	791,992
Deferred rent	4,646	4,476
Deferred income tax liabilities, net	249	327

Total liabilities	$1,271,117	$796,795
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2016 and September 30, 2016	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2016 and September 30, 2016; 51,132 shares issued and outstanding at June 30, 2016 and 51,332 shares issued and outstanding at September 30, 2016	51	51
Additional paid-in capital	171,515	173,158
Accumulated deficit	(51,994)	(54,562)
Total stockholders’ equity	$119,572	$118,647
Total liabilities and stockholders’ equity	$1,390,689	$915,442

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,
	2015	2016
Revenues:
Recurring fees	$42,363	$61,920
Interest income on funds held for clients	528	717
Total recurring revenues	42,891	62,637
Implementation services and other	2,217	2,385
Total revenues	45,108	65,022
Cost of revenues:
Recurring revenues	13,157	19,103
Implementation services and other	7,038	9,256

Total cost of revenues	20,195	28,359
Gross profit	24,913	36,663
Operating expenses:
Sales and marketing	12,450	18,011
Research and development	5,429	7,301
General and administrative	10,451	13,858

Total operating expenses	28,330	39,170
Operating loss	(3,417)	(2,507)
Other income	83	39

Loss before income taxes	(3,334)	(2,468)
Income tax expense	101	100
Net loss	$(3,435)	$(2,568)
Net loss per share:
Basic	$(0.07)	$(0.05)
Diluted	$(0.07)	$(0.05)
Weighted-average shares used in computing net loss per share:
Basic	50,744	51,231
Diluted	50,744	51,231

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30 are included in the above line items:

	Three months ended September 30,
	2015	2016
Cost of revenue — recurring	$397	$605
Cost of revenue — implementation services and other	291	348
Sales and marketing	927	1,597
Research and development	627	900
General and administrative	1,664	2,721
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$3,906	$6,171

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,
	2015	2016
Cash flows from operating activities:

Net loss	$(3,435)	$(2,568)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	3,712	5,813
Depreciation and amortization expense	2,719	4,268
Deferred income tax expense	84	78
Provision for doubtful accounts	25	(3)
Loss on disposal of equipment	66	28
Changes in operating assets and liabilities:
Accounts receivable	(238)	(73)
Prepaid expenses	(639)	1,289
Trade accounts payable	133	85
Accrued expenses	551	(7,034)
Net cash provided by operating activities	2,978	1,883

Cash flows from investing activities:
Capitalized internal-use software costs	(2,043)	(2,887)
Purchases of property and equipment	(1,588)	(2,952)
Payments for acquisitions	(183)	—
Net change in funds held for clients	48,607	468,674
Net cash provided by investing activities	44,793	462,835

Cash flows from financing activities:
Net change in client funds obligation	(48,607)	(468,674)
Proceeds from exercise of stock options	137	—
Taxes paid related to net share settlement of equity awards	(1,868)	(4,542)
Net cash used in financing activities	(50,338)	(473,216)
Net Change in Cash and Cash Equivalents	(2,567)	(8,498)
Cash and Cash Equivalents—Beginning of Period	81,258	86,496
Cash and Cash Equivalents—End of Period	$78,691	$77,998
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowances received from landlords	$375	—
Purchase of property and equipment and capitalized internal-use software, accrued but not paid	$845	$1,781
Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds	$16	$16

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended September 30,
	2015	2016
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$24,913	$36,663
Amortization of capitalized internal-use software costs	942	1,684
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	688	953
Adjusted gross profit	$26,543	$39,300

	Three months Ended September 30,
	2015	2016
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$42,891	$62,637
Cost of recurring revenues	13,157	19,103
Recurring gross profit	29,734	43,534
Amortization of capitalized internal-use software costs	942	1,684
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	397	605
Adjusted recurring gross profit	$31,073	$45,823

	Three months Ended September 30,
	2015	2016
Reconciliation from operating loss to non-GAAP operating income:
Operating loss	$(3,417)	$(2,507)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,906	6,171
Amortization of acquired intangibles	380	381
Non-GAAP operating income	$869	$4,045

	Three months Ended September 30,
	2015	2016
Reconciliation from net loss to non-GAAP net income:
Net loss	$(3,435)	$(2,568)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,906	6,171
Amortization of acquired intangibles	380	381
Non-GAAP net income	$851	$3,984

	Three months Ended September 30,
	2015	2016
Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	50,744	51,231
Weighted-average effect of potentially dilutive shares	2,638	2,946
Pro forma diluted weighted-average number of common shares	53,382	54,177

	Three months Ended September 30,
	2015	2016
Calculation of non-GAAP net income per share:
Non-GAAP net income	$851	$3,984
Pro forma diluted weighted-average number of common shares	53,382	54,177
Non-GAAP net income per share	$0.02	$0.07

	Three months Ended September 30,
	2015	2016
Reconciliation from net loss to Adjusted EBITDA:
Net loss	$(3,435)	$(2,568)
Interest expense	—	—
Income tax expense	101	100
Depreciation and amortization	2,719	4,268
EBITDA	(615)	1,800
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,906	6,171
Adjusted EBITDA	$3,291	$7,971

	Three months Ended September 30,
	2015	2016
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$12,450	$18,011
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	927	1,597
Non-GAAP Sales and Marketing	$11,523	$16,414

	Three months Ended September 30,
	2015	2016
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$5,429	$7,301
Capitalized internal-use software costs	2,043	2,887
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	627	900
Non-GAAP Total Research and Development	$6,845	$9,288

	Three months Ended September 30,
	2015	2016
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$10,451	$13,858
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,664	2,721
Amortization of acquired intangibles	380	381
Non-GAAP General and Administrative	$8,407	$10,756